EXHIBIT 99.1

For More Information:
Investor contact: Aaron Pearce 414-438-6895
Media contact: Carole Herbstreit 414-438-6882

Brady Corporation Reports Fiscal 2015 First Quarter Results

•	First quarter organic revenue growth of 2.4 percent, with consistent organic growth in both Workplace Safety and Identification Solutions.

•
Non-GAAP earnings from continuing operations per diluted Class A Nonvoting Common Share* of $0.36 during the quarter ended October 31, 2014 compared to $0.43 in the same quarter of the prior year. Non-GAAP earnings from continuing operations per diluted Class A Nonvoting Common Share* in the first quarter of fiscal 2015 was impacted by a tax rate of approximately 36%.

•	Fiscal 2015 Non-GAAP earnings from continuing operations per diluted Class A Nonvoting Common Share* guidance is reconfirmed at a range from $1.50 to $1.70.

MILWAUKEE (November 20, 2014)--Brady Corporation (NYSE: BRC) (“Brady” or “Company”), a world leader in identification solutions, today reported its financial results for its fiscal 2015 first quarter ended October 31, 2014.

Quarter Ended October 31, 2014 Financial Results:
Sales for the quarter ended October 31, 2014 increased 0.9 percent to $310.2 million compared to the first quarter of fiscal 2014. Total organic sales increased 2.4 percent and foreign currency translation decreased sales by 1.5 percent.
Earnings from continuing operations for the quarter ended October 31, 2014 were $15.5 million compared to $18.1 million in the same quarter last year. Non-GAAP net earnings from continuing operations* for the quarter ended October 31, 2014, were $18.4 million compared to $22.8 million in the same quarter last year.
Net earnings from continuing operations per Class A Nonvoting Common Share were $0.30 for the first quarter ended October 31, 2014 compared to $0.35 in the same quarter last year. Non-GAAP earnings from continuing operations per diluted Class A Nonvoting Common Share* were $0.36 in the first quarter of fiscal 2015 and $0.43 per share in the first quarter of fiscal 2014.

Commentary:
“We were encouraged by our revenue growth in the first quarter, which marks the third consecutive quarter of organic sales growth,” said Brady President and Chief Executive Officer, J. Michael Nauman. “Although we had organic sales growth, we continued to incur costs related to the consolidation of our manufacturing facilities and have been experiencing challenges in terms of sales mix. We have scaled back our facility consolidation efforts and our remaining facility consolidation activities will be executed in a manner that will allow us to maintain the highest service levels and least disruptions to our customers while still achieving efficiency gains over the long run. We expect to incur additional incremental costs from these facility consolidation activities in the near-term and expect to complete our facility consolidation activities by July 31, 2015. We are focused on executing business fundamentals to drive organic sales growth and improve profitability while investing in research and development, focusing on selected markets to drive organic growth, and building an improved, scalable digital platform that will generate value for Brady and its customers.”
“During the quarter ended October 31, 2014, we generated cash flow from operating activities of $18.6 million, returned $10.2 million to our shareholders in the form of dividends and we reduced our net debt position by $7.2 million, further strengthening our balance sheet. Looking forward, we expect to deploy a prioritized capital allocation approach, whereby our first priority will be to invest in organic growth initiatives followed by returning funds to our shareholders through dividends. Share buybacks are expected to be our third priority for cash deployment and will be conducted in an opportunistic manner. We do not anticipate acquisitions to be a significant use of cash in the near-term,” said Brady’s Chief Financial Officer, Aaron J. Pearce.

Fiscal 2015 Guidance:
The Company anticipates low single-digit organic sales growth in fiscal 2015, with organic sales growth in both the Identification Solutions and Workplace Safety platforms. Brady also expects earnings from continuing operations per diluted Class A Nonvoting Common Share of between $1.50 and $1.70, exclusive of restructuring charges and other non-routine charges. This guidance is based on current exchange rates and a full-year income tax rate in the mid-to-upper 20 percent range. The Company also anticipates approximately $15 million of restructuring charges and capital expenditures of approximately $30 million in fiscal 2015.

A webcast regarding Brady’s fiscal 2015 first quarter financial results will be available at www.bradycorp.com beginning at 9:30 a.m. Central Time today.

Brady Corporation is an international manufacturer and marketer of complete solutions that identify and protect people, products and places. Brady’s products help customers increase safety, security, productivity and performance and include high-performance labels, signs, safety devices, printing systems and software. Founded in 1914, the Company has a diverse customer base in electronics, telecommunications, manufacturing, electrical, construction, education, medical and a variety of other industries. Brady is headquartered in Milwaukee, Wisconsin and as of August 1, 2014, employed approximately 6,400 people in its worldwide businesses. Brady’s fiscal 2014 sales were approximately $1.23 billion. Brady stock trades on the New York Stock Exchange under the symbol BRC. More information is available on the Internet at www.bradycorp.com.

* See accompanying notes for Non-GAAP measures.

###
In this news release, statements that are not reported financial results or other historic information are “forward-looking statements.” These forward-looking statements relate to, among other things, the Company's future financial position, business strategy, targets, projected sales, costs, earnings, capital expenditures, debt levels and cash flows, and plans and objectives of management for future operations.

The use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “project” or “plan” or similar terminology are generally intended to identify forward-looking statements. These forward-looking statements by their nature address matters that are, to different degrees, uncertain and are subject to risks, assumptions, and other factors, some of which are beyond Brady's control, that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. For Brady, uncertainties arise from: implementation of the healthcare strategy; implementation of the Workplace Safety strategy; future competition; risks associated with restructuring plans; future financial performance of major markets Brady serves, which include, without limitation, telecommunications, hard disk drive, manufacturing, electrical, construction, laboratory, education, governmental, public utility, computer, healthcare and transportation; technology changes and potential security violations to the Company's information technology system; fluctuations in currency rates versus the U.S. dollar; risks associated with international operations; difficulties associated with exports; Brady's ability to develop and successfully market new products; risks associated with identifying, completing, and integrating acquisitions; changes in the supply of, or price for, parts and components; increased price pressure from suppliers and customers; Brady's ability to retain significant contracts and customers; risk associated with loss of key talent; risks associated with divestitures and businesses held for sale; risks associated with obtaining governmental approvals and maintaining regulatory compliance; risk associated with product liability claims; environmental, health and safety compliance costs and liabilities; potential write-offs of Brady's substantial intangible assets; risks associated with our ownership structure; unforeseen tax consequences; Brady's ability to maintain compliance with its debt covenants; increase in our level of debt; and numerous other matters of national, regional and global scale, including those of a political, economic, business, competitive, and regulatory nature contained from time to time in Brady's U.S. Securities and Exchange Commission filings, including, but not limited to, those factors listed in the “Risk Factors” section within Item 1A of Part I of Brady’s Form 10-K for the year ended July 31, 2014.

These uncertainties may cause Brady's actual future results to be materially different than those expressed in its forward-looking statements. Brady does not undertake to update its forward-looking statements except as required by law.

BRADY CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited; Dollars in thousands, except per share data)

	Three months ended October 31,
	2014	2013
Net sales	$310,240	$307,530
Cost of products sold	160,079	149,683
Gross margin	150,161	157,847
Operating expenses:
Research and development	9,631	8,587
Selling, general and administrative	109,279	112,733
Restructuring charges	4,278	6,840
Total operating expenses	123,188	128,160

Operating income	26,973	29,687

Other income and (expense):
Investment and other income	323	762
Interest expense	(2,891)	(3,720)

Earnings from continuing operations before income taxes	24,405	26,729

Income tax expense	8,906	8,595

Earnings from continuing operations	$15,499	$18,134

(Loss) earnings from discontinued operations, net of income taxes	(1,915)	5,794

Net earnings	$13,584	$23,928

Earnings from continuing operations per Class A Nonvoting Commons Share:
Basic	$0.30	$0.35
Diluted	$0.30	$0.35

Earnings from continuing operations per Class B Voting Common Share:
Basic	$0.29	$0.33
Diluted	$0.29	$0.33

(Loss) earnings from discontinued operations per Class A Nonvoting Common Share:
Basic	$(0.03)	$0.11
Diluted	$(0.04)	$0.11

(Loss) earnings from discontinued operations per Class B Voting Common Share:
Basic	$(0.04)	$0.11
Diluted	$(0.04)	$0.11

Net Earnings per Class A Nonvoting Common Share:
Basic	$0.27	$0.46
Diluted	$0.26	$0.46
Dividends	$0.20	$0.195

Net Earnings per Class B Voting Common Share:
Basic	$0.25	$0.44
Diluted	$0.25	$0.44
Dividends	$0.183	$0.178

Weighted average common shares outstanding (in thousands):
Basic	51,251	52,071
Diluted	51,313	52,419

BRADY CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited; Dollars in thousands)

	October 31, 2014	July 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$116,474	$81,834
Accounts receivable—net	174,926	177,648
Inventories:
Finished products	74,428	73,096
Work-in-process	19,271	17,689
Raw materials and supplies	24,109	22,490
Total inventories	117,808	113,275
Assets held for sale	—	49,542
Prepaid expenses and other current assets	43,475	41,543
Total current assets	452,683	463,842
Other assets:
Goodwill	501,794	515,004
Other intangible assets	86,651	91,014
Deferred income taxes	23,094	27,320
Other	21,633	22,314
Property, plant and equipment:
Cost:
Land	7,710	7,875
Buildings and improvements	106,636	101,866
Machinery and equipment	292,183	288,409
Construction in progress	10,331	12,500
	416,860	410,650
Less accumulated depreciation	280,277	276,479
Property, plant and equipment—net	136,583	134,171
Total	$1,222,438	$1,253,665
LIABILITIES AND STOCKHOLDERS’ INVESTMENT
Current liabilities:
Notes payable	$94,708	$61,422
Accounts payable	84,199	88,099
Wages and amounts withheld from employees	33,596	38,064
Liabilities held for sale	—	10,640
Taxes, other than income taxes	7,890	7,994
Accrued income taxes	9,227	7,893
Other current liabilities	46,362	35,319
Current maturities on long-term debt	42,514	42,514
Total current liabilities	318,496	291,945
Long-term obligations, less current maturities	153,476	159,296
Other liabilities	69,472	69,348
Total liabilities	541,444	520,589
Stockholders’ investment:
Common stock:
Class A nonvoting common stock—Issued 51,261,487 and 51,261,487 shares, respectively and outstanding 47,714,986 and 47,704,196 shares, respectively	513	513
Class B voting common stock—Issued and outstanding, 3,538,628 shares	35	35
Additional paid-in capital	314,128	311,811
Earnings retained in the business	455,450	452,057
Treasury stock—3,546,501 and 3,477,291 shares, respectively of Class A nonvoting common stock, at cost	(95,011)	(93,337)
Accumulated other comprehensive income	8,565	64,156
Other	(2,686)	(2,159)
Total stockholders’ investment	680,994	733,076
Total	$1,222,438	$1,253,665

BRADY CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; Dollars in thousands)

	Three months ended October 31,
	2014	2013
Operating activities:
Net earnings	$13,584	$23,928
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,123	10,878
Non-cash portion of stock-based compensation expense	1,319	2,600
Non-cash portion of restructuring charges	196	—
Loss on sale of business, net	426	—
Deferred income taxes	2,346	(2,421)
Changes in operating assets and liabilities (net of effects of business acquisitions/divestitures):
Accounts receivable	(3,916)	(18,551)
Inventories	(7,077)	(12,461)
Prepaid expenses and other assets	(2,999)	(5,372)
Accounts payable and accrued liabilities	2,897	25,903
Income taxes	1,705	1,089
Net cash provided by operating activities	18,604	25,593

Investing Activities:
Purchases of property, plant and equipment	(11,451)	(9,086)
Sales of business, net of cash retained	8,771	—
Other	592	(70)
Net cash used in investing activities	(2,088)	(9,156)

Financing Activities:
Payment of dividends	(10,191)	(10,149)
Proceeds from issuance of common stock	91	5,209
Proceeds from borrowings on notes payable	41,000	—
Repayment of borrowings on notes payable	(7,714)	(24,000)
Income tax on the exercise of stock options and deferred comp distributions, and other	(1,296)	(719)
Net cash provided by (used in) financing activities	21,890	(29,659)

Effect of exchange rate changes on cash	(3,766)	4,033

Net increase (decrease) in cash and cash equivalents	34,640	(9,189)
Cash and cash equivalents, beginning of period	81,834	91,058

Cash and cash equivalents, end of period	$116,474	$81,869

Supplemental disclosures:
Cash paid during the period for:
Interest	$3,032	$4,151
Income taxes, net of refunds	7,323	10,006

BRADY CORPORATION AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited; Dollars in thousands)

	Three months ended October 31,
	2014	2013
SALES TO EXTERNAL CUSTOMERS
ID Solutions	$212,097	$209,546
Workplace Safety	98,143	97,984
Total Company	$310,240	$307,530

SALES INFORMATION
ID Solutions
Organic	2.4%	3.3%
Currency	(1.2)%	(0.3)%
Acquisitions	—%	26.0%
Total	1.2%	29.0%

Workplace Safety
Organic	2.4%	(10.0)%
Currency	(2.2)%	(0.6)%
Acquisitions	—%	—%
Total	0.2%	(10.6)%

Total Company
Organic	2.4%	(2.1)%
Currency	(1.5)%	(0.4)%
Acquisitions	—%	15.6%
Total	0.9%	13.1%

SEGMENT PROFIT
ID Solutions	$43,467	$50,967
Workplace Safety	15,539	18,374
Total Company	$59,006	$69,341

SEGMENT PROFIT AS A PERCENT OF SALES
ID Solutions	20.5%	24.3%
Workplace Safety	15.8%	18.8%
Total Company	19.0%	22.5%

(Dollars in Thousands)	Three months ended October 31,
	2014	2013
Total segment profit	$59,006	$69,341
Unallocated amounts:
Administrative costs	(27,755)	(32,814)
Restructuring charges	(4,278)	(6,840)
Investment and other income	323	762
Interest expense	(2,891)	(3,720)
Earnings from continuing operations before income taxes	$24,405	$26,729

NON-GAAP MEASURES
(Unaudited; Dollars in Thousands, Except Per Share Amounts)

In accordance with the U.S. Securities and Exchange Commission’s Regulation G, the following provides definitions of the Non-GAAP measures used in the earnings release and the reconciliation to the most closely related GAAP measure.

Earnings from Continuing Operations Before Income Taxes Excluding Certain Items:

Brady is presenting the Non-GAAP measure "Earnings from Continuing Operations Before Income Taxes Excluding Certain Items." This is not a calculation based upon GAAP. The amounts included in this Non-GAAP measure are derived from amounts included in the Consolidated Financial Statements. We do not view these items to be part of our sustainable results. We believe this profit measure provides an important perspective of underlying business trends and results and provides a more comparable measure from year to year. The table below provides a reconciliation of Earnings from Continuing Operations Before Income Taxes to Earnings from Continuing Operations Before Income Taxes Excluding Certain Items:

	Three months ended October 31,
	2014	2013
Earnings from Continuing Operations Before Income Taxes (GAAP measure)	$24,405	$26,729
Restructuring charges	4,278	6,840
Earnings from Continuing Operations Before Income Taxes Excluding Certain Items (non-GAAP measure)	$28,683	$33,569

Income Taxes on Continuing Operations Excluding Certain Items:

Brady is presenting the Non-GAAP measure "Income Taxes on Continuing Operations Excluding Certain Items." This is not a calculation based upon GAAP. The amounts included in this Non-GAAP measure are derived from amounts included in the Consolidated Financial Statements. We do not view these items to be part of our sustainable results. We believe this measure provides an important perspective of underlying business trends and results and provides a more comparable measure from year to year. The table below provides a reconciliation of Income Taxes on Continuing Operations to Income Taxes on Continuing Operations Excluding Certain Items:

	Three months ended October 31,
	2014	2013
Income Taxes on Continuing Operations (GAAP measure)	$8,906	$8,595
Restructuring charges	1,331	2,205
Income Taxes on Continuing Operations Excluding Certain Items (non-GAAP measure)	$10,237	$10,800

Net Earnings from Continuing Operations Excluding Certain Items:

Brady is presenting the Non-GAAP measure "Net Earnings from Continuing Operations Excluding Certain Items." This is not a calculation based upon GAAP. The amounts included in this Non-GAAP measure are derived from amounts included in the Consolidated Financial Statements. We do not view these items to be part of our sustainable results. We believe this measure provides an important perspective of underlying business trends and results and provides a more comparable measure from year to year. The table below provides a reconciliation of Net Earnings from Continuing Operations to Net Earnings from Continuing Operations Excluding Certain Items:

	Three months ended October 31,
	2014	2013
Net Earnings from Continuing Operations (GAAP measure)	$15,499	$18,134
Restructuring charges	2,947	4,635
Net Earnings from Continuing Operations Excluding Certain Items (non-GAAP measure)	$18,446	$22,769

Net Earnings from Continuing Operations Per Diluted Class A Nonvoting Common Share Excluding Certain Items:

Brady is presenting the Non-GAAP measure "Net Earnings from Continuing Operations Per Diluted Class A Nonvoting Common Share Excluding Certain Items." This is not a calculation based upon GAAP. The amounts included in this Non-GAAP measure are derived from amounts included in the Consolidated Financial Statements. We do not view these items to be part of our sustainable results. We believe this measure provides an important perspective of underlying business trends and results and provides a more comparable measure from year to year. The table below provides a reconciliation of Net Earnings from Continuing Operations Per Diluted Class A Nonvoting Common Share to Net Earnings from Continuing Operations Per Diluted Class A Nonvoting Common Share Excluding Certain Items:

	Three months ended October 31,
	2014	2013
Net Earnings from Continuing Operations Per Diluted Class A Nonvoting Common Share (GAAP measure)	$0.30	$0.35
Restructuring charges	0.06	0.09
Net Earnings from Continuing Operations Per Diluted Class A Nonvoting Common Share Excluding Certain Items (non-GAAP measure)	$0.36	$0.43